UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 10, 2022

Verona Pharma plc

(Exact name of registrant as specified in its charter)

United Kingdom	001-38067	98-1489389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 More London Riverside

London SE1 2RE

United Kingdom

(Address of principal executive offices) (Zip Code)

+44 203 283 4200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, nominal value £0.05 per share*	VRNA	The Nasdaq Stock Market LLC (Nasdaq Global Market)

* The ordinary shares are represented by American Depositary Shares (each representing 8 ordinary shares), which are exempt from the operation of Section 12(a) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 12a-8 thereunder.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01 Other Events.

On August 10, 2022, Verona Pharma plc (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Jefferies LLC, Piper Sandler & Co. and Truist Securities, Inc., as representatives of the several underwriters named therein (the “Underwriters”), relating to the issuance and sale of 12,400,000 American Depositary Shares (“ADSs”), each representing eight ordinary shares of the Company, nominal value £0.05 per share, to the Underwriters (the “Offering”).  The ADSs were sold at a price to the public of $10.50 per ADS and were purchased by the Underwriters from the Company at the public offering price, less underwriting discounts and commissions. The Company also granted the Underwriters a 30-day option to purchase up to 1,860,000 additional ADSs at the public offering price, less underwriting discounts and commissions. The net proceeds to the Company from the Offering, excluding any exercise by the Underwriters of their 30-day option to purchase additional ADSs, are expected to be approximately $122 million, after deducting the underwriting discounts and commissions and estimated offering expenses payable by the Company.

The Offering is expected to close on or about August 15, 2022, subject to the satisfaction of customary closing conditions. The Underwriting Agreement contains customary representations, warranties, covenants and agreements by the Company, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, and were solely for the benefit of the parties to the Underwriting Agreement.

The Offering is being made by means of a prospectus forming part of a shelf registration statement on Form S-3 (File No. 333-254530), previously filed by the Company with the Securities and Exchange Commission (the “SEC”), which was declared effective on March 29, 2021, and a related prospectus supplement.

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K (the “Current Report”) and is incorporated by reference herein.

A copy of the opinion of Latham & Watkins LLP relating to the legality of the issuance and sale of the ADSs in the Offering is attached as Exhibit 5.1 to this Current Report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description

1.1	Underwriting Agreement, dated as of August 10, 2022, by and among Verona Pharma plc, Jefferies LLC, Piper Sandler & Co. and Truist Securities, Inc., as representatives of the several underwriters named therein.

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

Forward-Looking Statements

This Current Report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Current Report that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation, statements regarding the consummation of the offering and the option exercise, the terms of the offering, the satisfaction of customary closing conditions with respect to the offering, the anticipated amount of net proceeds from the offering and the intended use of such net proceeds. Statements using words such as “expect”, “anticipate”, “believe”, “may”, “will” and similar terms are also forward-looking statements. These forward-looking statements are based on management's current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause the Company’s actual results, performance or achievements to be materially different from its expectations expressed or implied by the forward-looking statements, including without limitation: general business, financial and accounting risks; economic, political, regulatory and other risks involved with international operations; the Company’s vulnerability to natural disasters, global economic factors and other unexpected events, including health epidemics or pandemics like the COVID-19 pandemic, which has and may continue to adversely impact the Company’s business, and Russia’s invasion of Ukraine; and the other important factors discussed under the caption “Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2021 and as any such factors may be updated from time to time in its other filings with the SEC. Any such forward-looking statements represent management's estimates as of the date of this Current Report. While the Company may elect to update such forward-looking statements at some point in the future, it disclaims any obligation to do so, even if subsequent events cause its views to change. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERONA PHARMA PLC

Date: August 11, 2022	By:	/s/ David Zaccardelli
	Name:	David Zaccardelli, Pharm.D.
	Title:	President and Chief Executive Officer